UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 10, 2006
Doane Pet Care Company
(Exact name of registrant as specified in its charter)

Delaware	0-27818	43-1350515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Westwood Place South, Suite 400 Brentwood, TN (Address of principal executive offices)	37027 (Zip Code)
Registrant’s telephone number, including area code: (615) 373-7774
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management.
Item 5.02. Departure of Directors or Principals; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Section 5 — Corporate Governance and Management.
Item 5.02. Departure of Directors or Principals; Election of Directors; Appointment of Principal Officers.
     On February 10, 2006, each of the boards of directors of Doane Pet Care Company (“Doane”), the largest manufacturer of store brand pet food in the United States, and its parent corporation, Doane Pet Care Enterprises, Inc. (“Doane Enterprises”), appointed Mr. Terry R. Peets as an independent director. Mr. Peets will also serve as the chairman of the audit committee and a member of the compensation committee for Doane and Doane Enterprises. Mr. Peets previously served on Doane’s and Doane Enterprises’ boards of directors beginning in October of 2001 and ending on October 24, 2005, when Ontario Teachers Pension Plan Board acquired beneficial ownership of substantially all of the outstanding capital stock of Doane Enterprises.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOANE PET CARE COMPANY
By:	/s/ PHILIP K. WOODLIEF
Philip K. Woodlief
Vice President, Finance and Chief Financial Officer

By:	/s/ STEPHEN P. HAVALA
Stephen P. Havala
Corporate Controller and Principal Accounting Officer

Date: February 15, 2006